EXHIBIT 10.3

MORGAN STANLEY SMITH BARNEY LLC

CONTINUING SERVICES AGREEMENT

THIS CONTINUING SERVICES AGREEMENT (“Agreement”) is made as of the 31st day of March, 2015, by and between Warrington GP, LLC, the Fund’s general partner (the “General Partner”), Warrington Asset Management, LLC, the Fund’s advisor (“Manager”, together with the General Partner, “Warrington”), Managed Futures Premier Warrington L.P. (the “Fund”), and Morgan Stanley Smith Barney LLC (“Service Provider”).

W I T N E S S E T H :

WHEREAS, the General Partner serves as the Commodity Pool Operator of the Fund and the Manager serves as the Commodity Trading Advisor of the Fund, the partnership interests (each “Interests”) of which have been sold to certain individuals and entities with an ongoing relationship with Service Provider pursuant to a copy of the Fund’s private placement memorandum, including any supplements thereto prepared by the Fund (the “Memorandum”), the Fund’s subscription documents (the “Subscription Agreements”) and certain other investor materials, sales and marketing material, approved for distribution by the Fund, all as supplemented or amended from time to time (together with the Memorandum and Subscription Agreements, the “Offering Documents”), and, the Fund’s organizational documents (as amended or supplemented from time to time, “Organizational Documents”, and together with the Offering Documents, the “Offering Materials”);

WHEREAS, the Service Provider previously served as a placement agent to the Fund pursuant to the Alternative Investment Selling Agent Agreement, dated as of November 12, 2013 (“Placement Agreement”) that was terminated in relation to the Fund on or about March 31, 2015; and

WHEREAS, Warrington desires to appoint Service Provider for the provision of Ongoing Services (hereinafter defined) to the purchasers of Interests in the Fund that are customers of Service Provider (“Investors”).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

(1) Appointment; Ongoing Services

(a) On the terms and the conditions set forth herein, Warrington hereby appoints Service Provider as a provider of Ongoing Services on a non-exclusive basis. Ongoing Services shall include the provision of one or more of the following: (i) inquiring of Warrington from time to time, at the request of an Investor of the respective net asset values of their Interests and the Fund; (ii) assisting, at the request of Warrington, in the redemption of Interests; and (iii) providing such other information and liaison services as Warrington may reasonably request.

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(b) Warrington shall provide to Service Provider on a daily basis the most recently available estimated Net Asset Value per Unit of each Class of Unit of the Fund in which Investors are invested.

(2) Fees

(a) For Ongoing Services rendered to Investors, the Fund or its designee, shall pay to Service Provider an administrative fee in respect of all Interests sold to Investors pursuant to the Placement Agreement (“Administrative Fees”), which Interests remain outstanding as of the beginning of each month at the rate of (x) for Class A units 2.00% per year of the adjusted net assets of the Class A units (computed monthly by multiplying the adjusted net assets of the Class A units by 2.00% and dividing the result thereof by 12) and (y) for Class D units 0.75% per year of the adjusted net assets of Class D Units (computed monthly by multiplying the adjusted net assets of the Class D units by 0.75% and dividing the result thereof by 12). Administrative Fees shall continue only for as long as such Interests remain outstanding. The Fund or its designee shall pay the administrative fee due to Service Provider within ten (10) business days of the beginning of each month. Net Assets, for purposes of determining ongoing administrative fees, shall be calculated with respect to the Fund in accordance with the Organizational Documents.

(b) The Fund and Warrington agree that payments to Service Provider described in this Section 2 shall, upon the direction of Service Provider, be paid directly to affiliates of Service Provider provided such affiliate is qualified to receive said payments under applicable law, regulations and otherwise.

(3) Representations, Warranties and Covenants of Service Provider. The Service Provider hereby represents, warrants and covenants to the General Partner, the Manager and the Fund as follows:

(a) Service Provider is duly organized and validly existing under the laws of the jurisdiction of its formation and (i) has the power and authority to conduct its activities as contemplated by this Agreement, and (ii) is lawfully qualified and is in good standing to do business in each jurisdiction in which it conducts business, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects or financial condition of Service Provider and would not otherwise be material in the context of the activities contemplated by this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by Service Provider and, upon execution by the Fund , the General Partner and the Manager, will constitute a legal, valid and binding agreement of the Service Provider enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor’s rights generally.

(c) The execution, delivery and performance of this Agreement and performance of the Service Provider’s obligations as described in the Memorandum will not result in the violation of any applicable law or regulation.

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(d) Service Provider will comply with all applicable laws and regulations, in connection with the provision of Ongoing Services to Investors by Service Provider Representatives.

The foregoing representations, warranties and covenants in this Section 3 made for the benefit of the Fund, the General Partner and the Manager shall be true and correct as of the date hereof and for so long as the applicable Investors are invested in the Fund. Service Provider shall notify the General Partner or the Manager, in writing, if, during that time, any of the representations or warranties made by Service Provider in this section become inaccurate or untrue, and of the facts relating thereto.

(4) Representations, Warranties and Covenants of the Manager, the General Partner and the Fund. The Manager, the General Partner and the Fund represents, warrants and covenants to Service Provider as follows:

(a) The Manager, the General Partner and the Fund is duly organized and validly existing under the laws of the jurisdiction of its formation and (i) has the power and authority to conduct its business as described in the Memorandum, and (ii) is lawfully qualified and is in good standing to do business in each jurisdiction in which it conducts business, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects or financial condition of the Manager, the General Partner or the Fund and would not otherwise be material in the context of the activities contemplated by this Agreement.

(b) The execution, delivery and performance of this Agreement and performance of the Manager’s, the General Partner’s or the Fund’s obligations as described in the Offering Materials will not result in the violation of any applicable law or regulation.

(c) This Agreement has been duly authorized, executed and delivered by the Manager, the General Partner and the Fund and, upon execution by Service Provider, will constitute a valid and binding agreement of the Manager, the General Partner and the Fund enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor’s rights generally.

(d) The Manager, the General Partner and the Fund has all necessary legal approvals and licenses for the conduct of its business as contemplated by the Memorandum.

(e) There are no pending actions, suits or proceedings against or affecting the Manager, the General Partner or the Fund and, to the best of the Manager’s and the General Partner’s knowledge, no such suits or proceedings are threatened or contemplated.

(f) Offering Materials do not and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(g) The Manager or the General Partner will notify Service Provider of any untrue statement of material fact or omission to state any material fact required to be stated in any such Offering Material or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including, without limitation, upon the occurrence of any events or changes to the Manager, the General Partner, the Fund or their respective operations that have a material effect on the Manager, the General Partner, the Fund or their respective operations.

The foregoing representations, warranties and covenants in this Section 4 made for the benefit of Service Provider shall be true and correct as of the date hereof and for so long as this Agreement remains in effect with respect to Service Provider or Investors are invested in the Fund, whichever is later. The Manager or the General Partner shall notify Service Provider, in writing, if, during that time, any of the representations or warranties made by the Manager in this section become inaccurate or untrue, and of the facts relating thereto.

(5) Liability; Indemnification

(a) Service Provider agrees to indemnify, defend and hold free and harmless the Manager, the General Partner and the Fund and their respective officers, directors, employees, agents, representatives and controlling persons (“Representatives”) from and against any and all losses, claims, demands, liabilities and reasonable expenses (including, without limitation, the cost of investigating or defending against such losses, claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which such party may incur arising out of or based upon (i) any material breach by Service Provider of any provision of this Agreement including any representation, warranty, covenant or obligation set forth herein; (ii) any material violation of any applicable law or regulation by Service Provider or its officers, directors, employees, agents, or representatives relating to this Agreement; or (iii) any untrue or misleading statements or representations, written or oral, concerning the Manager, the General Partner or the Fund made by Service Provider or its Representatives in connection with providing Ongoing Services to Investors, except insofar as such statement or representation was made by the Fund, the General Partner or the Manager or their Representatives to Service Provider or its Representatives. The Service Provider agrees to promptly notify the Manager or the General Partner of the commencement of any litigation proceeding against the Service Provider, its affiliates or any of its Representatives in connection with its activities under this Agreement or the Memorandum

(b) The Manager, the General Partner and the Fund agrees to jointly and severally indemnify, defend and hold free and harmless Service Provider, its affiliates and its and their Representatives from and against any and all losses, claims, demands, liabilities and reasonable expenses (including, without limitation, the cost of investigation or defending against such losses, claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Service Provider and Representatives may incur arising out of or based upon (i) any untrue statement of a material fact contained in the Memorandum or other Offering Materials (as amended or supplemented) or omission to state therein any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) any material breach by the Manager, the General Partner, the Fund or their Representatives of any provision of this Agreement including any representation, warranty, covenant or obligation set forth herein; (iii) any material violation of any applicable law or regulation by the Manager, the General Partner

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the Fund or their Representatives; or (iv) any untrue or misleading statements or representations, written or oral, concerning the Fund, the General Partner or the Manager made by the Manager, the General Partner, the Fund or their Representatives in connection with any of the activities contemplated by this Agreement. The Manager, the General Partner and the Fund agree to promptly notify Service Provider of the commencement of any litigation proceeding against the Manager, the General Partner, the Fund, their affiliates or any of their Representatives in connection with its activities under this Agreement or the Memorandum.

(c) Promptly after receipt by any party of notice of any claim or the commencement of any action or proceedings with respect to which such party may be entitled to be indemnified hereunder, the party claiming a right to indemnification (the “Indemnified Party”) will notify each party expected to provide an indemnity (the “Indemnifying Party”) in writing of such claim or the commencement of such action or proceedings, and the Indemnifying Party will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Indemnified Party and will pay the reasonable fees and expenses of such counsel as incurred. Notwithstanding the preceding sentence, the Indemnified Party will be entitled to employ counsel separate from the Indemnifying Party’s counsel and from any other party in such action if the Indemnified Party determines that a conflict of interest exists which makes counsel chosen by the Indemnifying Party not advisable or if the Indemnified Party reasonably determines that the Indemnifying Party’s assumption of the defense does not adequately represent the Indemnified Party’s interest. In such event the Indemnifying Party will pay the fees and disbursements of such separate counsel, but in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (in addition to local counsel) for the Indemnified Party in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle any pending or threatened claim or proceeding related to or arising out of such engagement or transactions or conduct in connection therewith (whether or not the Indemnified Party is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing the Indemnified Party from and holding the Indemnified Party harmless against all liability in respect of claims by any releasing party related to or arising out of such engagement or any transaction or conduct in connection therewith.

(e) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights and remedies which may otherwise be available to any Indemnified Party at law or in equity. The provisions of this Section 5 shall survive termination of this Agreement.

(6) Client Communications. Warrington agrees to provide to the Service Provider copies of any communications to Clients in respect to the operation and performance of the Fund. Communications which are provided on a regular basis such as capital account statements, monthly and/or quarterly investor materials will be distributed to the Service Provider when such communications are distributed to Clients. Warrington will use its commercially reasonable efforts to distribute to the Service Provider all communications which require any action by Clients such as an investor consent or vote prior to the distribution of such communication to Clients. Warrington agrees that the Service Provider may use such communications in connection with reports issued by the Service Provider to the applicable Clients to which such communications were directed.

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(7) Non-Solicitation. None of Warrington, the Fund, their affiliates or their Representatives (each a “Fund Person” and collectively, “Fund Persons”) shall and shall cause each Fund Person not to, directly or indirectly: (i) solicit any person or entity it knows to be a client of Service Provider (other than Investors or investors who previously invested in the Fund)(each an “MS Client” and collectively “MS Clients”) to purchase an interest in any investment entity sponsored or offered by Fund Persons other than pursuant to an agreement with a Service Provider; (ii) to enter into an agreement for the management of any assets of such client by a Fund Person; or (iii) to curtail, cancel or in any way diminish such MS Client’s business relationship with Service Provider or its Representatives.

(8) Termination. This Agreement may be terminated by any party to this Agreement upon ninety (90) days prior written notice to all of the other parties to this Agreement. In addition the Agreement may be terminated immediately upon (i) mutual consent of all of the parties of this Agreement or (ii) in the event of a material breach of this Agreement by the Fund, the General Partner or the Manager upon written notice to the Fund and Warrington; provided, however, that in the event of a material breach of the Agreement by the Fund that does not have a material adverse impact on Investors, the General Partner or the Manager shall have ten (10) business days to cure any material breach . The Sections 2, 5 (including with respect to breaches of Section 3 or 4), 7, 10 and 15 of this Agreement shall survive the termination of this Agreement with respect to any matter arising prior to such termination and covered by such indemnification.

(9) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties; provided, however, that none of the parties may assign any rights, obligations, or liabilities hereunder without the prior written consent of the other parties.

(10) Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

(11) Headings. Headings to Sections in this Agreement are for convenience of the parties only and are not intended to be part of this Agreement, and are not to be used in construing or interpreting any aspect of this Agreement.

(12) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein and no other agreement, verbal or otherwise, shall be binding among the parties unless it is in writing and signed by the party against whom enforcement is sought.

(13) Amendment. This Agreement may not be amended except by the express written consent of the parties hereto. No waiver of any provision of this Agreement may be implied from any course of dealing among the parties hereto or from any failure by any party hereto to assert its rights under this Agreement on any occasion or series of occasions.

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(14) Severability. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule, or regulation of any court or regulatory body, exchange, or board having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held inconsistent, shall not be affected thereby.

(15) Jurisdiction; Venue.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, ONLY IF THAT COURT LACKS SUBJECT MATTER JURISDICTION, TO THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, COMMERCIAL DIVISION OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND, WHETHER IN DISTRICT COURT OF SUPREME COURT OF THE STATE OF NEW YORK, WAIVE TRIAL BY JURY. EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND BINDING UPON THE PARTIES AND MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION A PARTY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

EACH PARTY HEREBY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BY MEANS OF PERSONAL DELIVERY OR COURIER SERVICE, ADDRESSED TO ITS ADDRESS PROVIDED ABOVE AND TO THE ATTENTION OF ANY SECRETARY, ASSISTANT SECRETARY OR ANY OTHER OFFICER, DIRECTOR, MANAGING AGENT OR GENERAL AGENT OF SUCH PARTY, AND SUCH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE UNDER NEW YORK LAW OR UNDER ANY LAW OF ANY STATE OF THE UNITED STATES OR OF ANY OTHER JURISDICTION OR OTHERWISE TO SERVICE OF PROCESS IN SUCH MANNER.

(16) Notices. Any notice required or desired to be delivered under this Agreement will be effective on actual receipt and will be in writing (including electronic mail) and (i) delivered personally; (ii) sent by first class mail or overnight delivery, postage prepaid, or (iii) transmitted by electronic mail (with confirmation by first class mail, postage prepaid) to the parties at the addresses the parties from time to time specify in writing

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IN WITNESS WHEREOF, the parties hereto have executed this Continuing Services Agreement as of the day and year first above written.

Morgan Stanley Smith Barney LLC		Warrington GP, LLC

By:	/s/ Jeremy Beal	By:	/s/ Scott C. Kimple
Name:	Jeremy Beal	Name:	Scott C. Kimple
Title:	Managing Director	Title:	Sole Manager

Managed Futures Premier Warrington L.P.

By: Warrington GP, LLC, its general partner

		By:	/s/ Scott C. Kimple
		Name:	Scott C. Kimple
		Title:	Sole Manager

Warrington Asset Management, LLC

		By:	/s/ Scott C. Kimple
		Name:	Scott C. Kimple
		Title:	Sole Manager